                                                                    Exhibit 99.1

                              [CASTLE BRANDS LOGO]

FOR IMMEDIATE RELEASE:

                     CASTLE BRANDS INC. REPORTS 21% INCREASE
                           IN SECOND QUARTER NET SALES

       Brand Development Leads Spirits Supplier to Strong Top-Line Growth

New York City (November 13, 2006) - Castle Brands Inc. (AMEX: ROX), an emerging developer and international marketer of premium spirits headquartered in New
York City, today reported financial results for the quarter ending September 30,
2006, the second quarter of its 2007 fiscal year. For the second quarter, Castle
Brands posted net sales of $6.3 million, representing a 21% increase from the second quarter of its prior fiscal year. The increase was the result of the continued strong organic growth in the largest categories of Castle Brands'
premium portfolio. Case sales were 80,118 (nine-liter) cases, a 12.9% increase over the comparable period in the prior fiscal year.

For the six months ended September 30, 2006, net sales increased $1.6 million, or 16.1% to $11.7 million compared to $10.1 million for the six months ended
September 30, 2005. Case sales were 150,613, representing a 14.2% gain against
131,885 for the comparable period last year.

"Our continued top-line growth illustrates the success of our efforts to achieve organic growth within our current portfolio of brands," said Mark Andrews,
Chairman of the Board and Chief Executive Officer of Castle Brands. "This solid growth demonstrates not only the growing popularity of our brands, but also the increasing strength of our route to market."

Despite the increase in top-line growth, Castle Brands' gross margin experienced a decline to 32.3% in the second quarter from 38.9% for the same period last year, largely as a result of a shift in the combination of products being sold, with Castle Brands' largest volume gains in the international business being made in products with lower margins. Net loss for the second quarter totaled
$4.2 million, which was anticipated as part of Castle Brands' stated strategic objectives to focus investment on growing its premium portfolio and corporate support structure to help achieve long-term returns. This loss also reflected the significant expenses of operating as a publicly traded entity.

Castle Brands focuses its sales efforts in two areas - US and International. US sales by volume rose 16.5% to 48,107 nine liter cases in the second fiscal quarter of Castle Brands' 2007 fiscal year, versus the comparable period from the previous year, driven by a continued focus on brand growth by its sales force and increased marketing efforts. International case sales in the second quarter were 32,011, up 8.0% against the comparable period in the prior fiscal year.

Supported by continued distribution gains and in-market promotional activities, along with continued trade advertising, Boru Vodka case sales increased 22.4% in the US and 25.4% on a global basis in the second quarter versus the comparable prior year period. "As it is one of our flagship brands, we are pleased with the continued growth of Boru, particularly given that we have not yet launched our new bottle or initiated the related advertising campaign, which is scheduled for spring 2007" said Andrews.

Castle Brands' rum offerings continued to see strong growth, jumping 21.8% in volume for the quarter, to 23,122 nine-liter cases, versus the comparable prior year period. The domestic growth of our rum products, led by Gosling's Rum, advanced to 19,180 cases, representing a 24.4% increase in domestic volume over the comparable period in the prior fiscal year. This growth was fueled by strong growth in key markets where increased marketing efforts were focused through the summer season.

The volume gains made by Castle Brands in its two largest categories (vodka and rum), were offset in part by declines in certain international sales of products in other categories, principally the result of one-time sales opportunities for the Company's Irish cream products which occurred in the prior fiscal year.

"During this quarter, we continued to exceed our goals for the top-line growth of our existing portfolio of premium brands. We believe that the continued
growth of our products, which is the result of our well-developed route to market and the capability of our sales force, reinforces our view that we are a partner of choice for family-owned brands looking for stable and rapid growth, as further evidenced by our recent acquisition of McLain & Kyne, Ltd. We also provide a solid platform for brands which may be acquired from larger spirits companies. We look forward to continued aggressive expansion through both organic growth and acquisitions. While the increased investment in our brands and our company's top-line growth resulted in an expected net loss for the quarter, we are on our way to achieving our long-term strategic goals, and continue to believe that this growth will reward investors by maximizing shareholder value as we develop our growing portfolio and increase our presence in the US and international premium spirits markets." said Andrews.

More about Castle Brands Inc.

Castle Brands is an emerging developer and global marketer of premium branded spirits within four growing categories of the spirits industry: vodka, rum,
Irish whiskey and liqueurs/cordials. Currently, the Castle Brands' portfolio includes Boru(TM) Vodka, Gosling's Rum(R), Sea Wynde(R) Rum, Knappogue Castle(R)
Irish Single Malt Whiskey, Clontarf(R) Irish Whiskey, Jefferson's(TM) and
Jefferson's Reserve(R) Bourbon, Sam

Houston(R) Bourbon, Celtic Crossing Liqueur(R), Pallini(R) Limoncello,
Raspicello and Peachcello and Brady's Irish Cream(R).

                                      # # #

Forward Looking Statements

This press release includes statements of our expectations, intentions plans and beliefs that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as "may," "will," "should," "expects," "intends," "plans,"
"anticipates," "believes," "thinks," "estimates," "seeks," "expects,"
"predicts," "could," "projects," "potential" and other similar terms and phrases, including references to assumptions, in this press release to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Conference Call

Castle Brands will host a conference call to discuss first quarter results on
November 14, 2006 at 8:30 a.m. ET. All interested parties in the U.S. are invited to join the conference by dialing (800) 289-0496 and asking for the
Castle Brands call. International callers should dial (913)-981-5519 and ask for the Castle Brands call. No password is required. The Company suggests that participants dial in approximately ten minutes in advance of the 8:30 a.m. start of the conference call.

For those unable to participate in the live call, a replay will be available by calling (888) 203-1112 (U.S.) or (719) 457-0820 (international). The access code is 5301461. A digital audio recording of the conference call will also be available on the Castle Brands website approximately one hour after the conclusion of the conference call. The replay will be available for at least 30 days following the conference call.

                                      # # #

For more information on Castle Brands Inc., please contact:

Amelia Gary
VP - Investor Relations
Castle Brands Inc.
570 Lexington Avenue, 29th Floor
New York, NY  10022
Phone: 800-882-8140
ir@castlebrandsinc.com
www.castlebrandsinc.com

                       CASTLE BRANDS INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                               THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                                  SEPTEMBER 30,              SEPTEMBER 30,
                                                                           -------------------------   -------------------------
                                                                              2006          2005          2006          2005
                                                                           -----------   -----------   -----------   -----------

Sales, net..............................................................   $ 6,252,062   $ 5,175,144   $11,712,467   $10,091,538
Cost of sales...........................................................     4,231,445     3,162,084     7,795,504     6,315,276
                                                                           -----------   -----------   -----------   -----------
Gross profit............................................................     2,020,617     2,013,060     3,916,963     3,776,262
                                                                           -----------   -----------   -----------   -----------
Selling expense*........................................................     4,694,074     3,212,398     8,236,646     6,349,785
General and administrative expense**....................................     1,898,702     1,235,794     4,134,493     2,373,270
Depreciation and amortization...........................................       245,794       220,343       480,288       441,828
                                                                           -----------   -----------   -----------   -----------
Net operating loss......................................................    (4,817,953)   (2,655,475)   (8,934,464)   (5,388,621)
                                                                           -----------   -----------   -----------   -----------
Other income............................................................         2,644        34,132         3,944        34,132
Other expense...........................................................        (9,558)       (9,154)      (15,866)      (18,609)
Foreign exchange gain/(loss)............................................       262,377        15,247       659,789      (297,724)
Interest expense, net...................................................       (75,931)     (365,274)     (498,607)     (624,204)
Write-off of deferred financing costs in connection with conversion of
   6% subordinated convertible notes....................................            --            --      (295,368)            --
Current (charge)/credit on derivative financial instrument..............        (8,666)       (1,752)      (10,858)       15,050
Income tax benefit......................................................        37,038        37,038        74,076        74,076
Minority interests......................................................       391,855        94,898       735,214       224,057
                                                                           -----------   -----------   -----------   -----------
Net loss................................................................    (4,218,194)   (2,850,340)   (8,282,140)   (5,981,843)
Preferred stock dividends...............................................            --       386,583        48,238       691,762
                                                                           -----------   -----------   -----------   -----------
Net loss attributable to common stockholders............................   $(4,218,194)  $(3,236,923)  $(8,330,378)  $(6,673,605)
                                                                           ===========   ===========   ===========   ===========
Net loss attributable to common stockholders per common share
   Basic................................................................   $     (0.35)  $     (1.04)  $     (0.71)  $     (2.15)
                                                                           ===========   ===========   ===========   ===========
   Diluted..............................................................   $     (0.35)  $     (1.04)  $     (0.71)  $     (2.15)
                                                                           ===========   ===========   ===========   ===========
Weighted average shares used in computation
   Basic................................................................    12,009,741     3,106,666    11,716,233     3,106,666
                                                                           ===========   ===========   ===========   ===========
   Diluted..............................................................    12,009,741     3,106,666    11,716,233     3,106,666
                                                                           ===========   ===========   ===========   ===========

*    Includes amortization of stock based compensation of $136,603 for the three month period and $221,472 for the six month period, each ended September
     30, 2006, as a result of the prospective adoption of SFAS 123(R) as of
     April 1, 2006.
**   Includes amortization of stock based compensation of $140,318 for the three month period and $549,943 for the six month period, each ended September
     30, 2006, as a result of the prospective adoption of SFAS 123(R) as of
     April 1, 2006.

                       CASTLE BRANDS INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                        SEPTEMBER 30,     MARCH 31,
                                                                            2006            2006
                                                                        -------------   ------------
                                                                         (UNAUDITED)

ASSETS
CURRENT ASSETS
   Cash and cash equivalents ........................................    $ 13,509,471   $  1,392,016
   Accounts receivable - net of allowance for doubtful accounts of
      $463,351 and $395,207 .........................................       6,454,173      3,511,215
   Due from affiliates ..............................................       1,032,287        953,616
   Inventories ......................................................       8,777,275      6,673,235
   Prepaid expenses and other current assets ........................       1,308,656      1,021,369
                                                                         ------------   ------------
   TOTAL CURRENT ASSETS .............................................      31,081,862     13,551,451
                                                                         ------------   ------------

EQUIPMENT - net .....................................................         470,193        407,983

OTHER ASSETS
   Intangible assets - net of accumulated amortization of $1,788,096
      and $1,379,389 ................................................      13,631,672     13,936,427
   Goodwill .........................................................      11,649,430     11,649,430
   Deferred registration costs ......................................              --      2,823,594
   Restricted cash ..................................................         475,814        362,293
   Other assets .....................................................         548,741        913,032
                                                                         ------------   ------------
   TOTAL ASSETS .....................................................    $ 57,857,712   $ 43,644,210
                                                                         ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
   Current maturities of notes payable and capital leases ...........    $  1,563,941   $  3,678,547
   Accounts payable .................................................       3,325,502      3,757,515
   Accrued expenses, put warrant payable and derivative instrument ..       2,466,191      2,986,188
   Due to stockholders and affiliates ...............................       2,058,941      2,121,334
   Convertible stockholder notes payable ............................              --      1,660,148
   Stockholder notes payable ........................................              --        147,113
                                                                         ------------   ------------
   TOTAL CURRENT LIABILITIES ........................................       9,414,575     14,350,845
                                                                         ------------   ------------

LONG TERM LIABILITIES
   Senior notes payable .............................................       4,605,088      4,594,791
   Notes payable and capital leases, less current maturities ........       9,007,380     15,350,640
   Preferred stock and preferred membership units dividends payable..              --      1,546,480
   Deferred tax liability ...........................................       2,629,439      2,703,515
                                                                         ------------   ------------
                                                                           25,656,482     38,546,271
                                                                         ------------   ------------

REDEEMABLE CONVERTIBLE PREFERRED STOCK
   Redeemable convertible preferred stock Series A, B, C; ...........
   4,103,750 shares designated; 4,089,463 shares outstanding at
   March 31, 2006, liquidation preference of $ 33,326,484 ...........              --     28,447,683
                                                                         ------------   ------------
COMMITMENTS AND CONTINGENCIES (NOTE 14)
MINORITY INTERESTS ..................................................       1,939,517      2,674,731
                                                                         ------------   ------------
STOCKHOLDERS' EQUITY (DEFICIENCY)
   Common stock, $.01 par value, 20,500,000 shares authorized,
      12,009,741 and 3,106,666 shares issued and outstanding at
      September 30, 2006 and March 31, 2006, respectively ...........         120,098         31,067
   Additional paid in capital .......................................      82,049,026     17,182,405
   Accumulated deficiency ...........................................     (51,687,027)   (43,404,887)
   Accumulated other comprehensive (loss)/income ....................        (220,384)       166,940
                                                                         ------------   ------------
   TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY) ..........................      30,261,713    (26,024,475)
                                                                         ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY) .............    $ 57,857,712   $ 43,644,210
                                                                         ============   ============

                       CASTLE BRANDS INC. AND SUBSIDIARIES
                       GEOGRAPHIC AND CATEGORY CASE SALES

                           THREE MONTHS ENDED   SIX MONTHS ENDED
                              SEPTEMBER 30,       SEPTEMBER 30,
                           ------------------   ----------------
                              2006    2005        2006    2005
                             ------  ------     -------  -------
TOTAL
   United States             48,107  41,294      90,637   73,972
   International             32,011  29,645      59,976   57,913
                             ------  ------     -------  -------
      Total                  80,118  70,939     150,613  131,885
                             ======  ======     =======  =======

VODKA
  United States              15,343  12,534      29,709   22,990
  International              23,829  18,952      43,327   40,283
                             ------  ------     -------  -------
      Total                  39,172  31,486      73,036   63,273
                             ------  ------     -------  -------

RUM
   United States             19,180  15,412      34,920   30,443
   International              3,942   3,579       8,065    6,680
                             ------  ------     -------  -------
      Total                  23,122  18,991      42,985   37,123
                             ------  ------     -------  -------
WHISKEY
   United States              1,166     732       2,354    1,676
   International              3,451   4,043       7,126    7,022
                             ------  ------     -------  -------
      Total                   4,617   4,775       9,480    8,698
                             ------  ------     -------  -------
LIQUEURS/CORDIALS
   United States             12,418  12,616      23,654   18,863
   International                789   3,071       1,458    3,928
                             ------  ------     -------  -------
       Total                 13,207  15,687      25,112   22,791
                             ------  ------     -------  -------

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